EXHIBIT (J)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 16, 2004, relating to the financial statements and financial highlights which appears in the September 30, 2004 Annual Report to Shareholders of The Westwood Funds, formerly known as The Gabelli Westwood Funds, (comprised of The Westwood Equity Fund, The Westwood Balanced Fund, The Westwood Intermediate Bond Fund, The Westwood SmallCap Equity Fund, The Westwood Realty Fund and The Westwood Mighty Mites(SM) Fund; collectively the "Funds", individually referred to as the "Fund"), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

New York, New York
January 27, 2005